EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, a director or officer of Welltower Inc. (the “Company”), a Delaware corporation, hereby constitutes and appoints Thomas J. DeRosa and Scott A. Estes, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K for the year ended December 31, 2015 to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, as amended, and any and all amendments to such Form 10-K, and to file such Form 10-K and each such amendment so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 18th day of February 2016.

/s/ Jeffrey H. Donahue	/s/ Judith C. Pelham
Jeffrey H. Donahue, Chairman of the Board	Judith C. Pelham, Director

/s/ Kenneth J. Bacon	/s/ Sergio D. Rivera
Kenneth J. Bacon, Director	Sergio D. Rivera, Director

/s/ Fred S. Klipsch	/s/ R. Scott Trumbull
Fred S. Klipsch, Director	R. Scott Trumbull, Director

/s/ Geoffrey G. Meyers	/s/ Thomas J. DeRosa
Geoffrey G. Meyers, Director	Thomas J. DeRosa, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Timothy J. Naughton	/s/ Scott A. Estes
Timothy J. Naughton, Director	Scott A. Estes, Executive Vice President and Chief
Financial Officer (Principal Financial Officer)

/s/ Sharon M. Oster	/s/ Paul D. Nungester, Jr.
Sharon M. Oster, Director	Paul D. Nungester, Jr., Senior Vice President and Controller (Principal Accounting Officer)